Exhibit 99.1

Contact:	Mark A. Kopser Executive Vice President and Chief Financial Officer (972) 713-3500
UNITED SURGICAL PARTNERS INTERNATIONAL
ANNOUNCES THIRD QUARTER 2009 RESULTS
Highlights:
•	Operating income growth of 19%

•	System-wide revenue growth of 11%

•	U.S. same-facility revenue growth of 7%
Dallas, Texas (November 3, 2009) — United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced results for the third quarter and nine months ended September 30, 2009.
Third Quarter Financial Results
     For the quarter ended September 30, 2009, consolidated net revenues were $152.4 million compared with $153.7 million in the prior year period. On a year-over-year basis, consolidated net revenues were reduced by $4.1 million due to the strengthening U.S. dollar and by $9.2 million due to the deconsolidation of facilities that are now accounted for under the equity method. Operating income for the third quarter increased 19% to $55.4 million as compared with $46.6 million for the prior year period. Operating income margin for the third quarter of 2009 increased 600 basis points to 36.3% from 30.3% in the prior year period. For the quarter, EBITDA less noncontrolling interests increased 13% to $49.3 million from $43.6 million in the prior year period.
     The operating results in the quarter were driven by strong same-facility revenue growth and an increase in margins. The improvement in margins was a result of an increase in volume at recently developed or expanded facilities along with improved expense management. Same-facility margins in the U.S. increased 160 basis points. In addition, consolidated margins were benefited by the continued growth in equity in earnings of unconsolidated affiliates, which grew 31% in the third quarter.
     In the three months ended September 30, 2009, the Company’s tax provision includes the recognition of a $31.5 million U.S. income tax benefit. This benefit, which encompasses the Company’s net operating loss carryforwards and most other U.S. deferred tax assets, has been recognized because the Company considers it more likely than not that taxable income will be generated in the future to allow those assets to be realized.
     Cash flows from operating activities for the third quarter totaled $68.5 million compared with $44.2 million for the prior year period. During the third quarter, the Company and its consolidated subsidiaries invested approximately $3.2 million in maintenance capital expenditures and an additional $2.7 million to develop new facilities and expand existing facilities.

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United Surgical Partners Announces Third Quarter 2009 Results

November 3, 2009
Nine Month Financial Results
     For the nine months ended September 30, 2009, consolidated net revenues were $465.9 million compared with $482.0 million in the prior year nine-month period. Operating income for the first nine months of 2009 increased 16% to $169.1 million as compared with $145.5 million for the same period of 2008. Operating income margin for the nine months ended September 30, 2009, increased 610 basis points to 36.3% from 30.2% in the prior year nine-month period. For the first nine months of 2009, EBITDA less noncontrolling interests increased 13% to $148.5 million from $132.0 million in the prior year nine-month period. On a year-over-year basis, the strengthening of the U.S. dollar reduced net revenue and operating income by $19.9 million and $4.3 million, respectively.
     Cash flows from operating activities for the nine months ended September 30, 2009, totaled $145.2 million, compared with $107.8 million for the prior year nine-month period. During the first nine months of 2009, the Company and its consolidated subsidiaries invested approximately $9.3 million in maintenance capital expenditures and an additional $7.7 million to develop new facilities and expand existing facilities.
System-Wide Financial Results
     Due to the significance of unconsolidated facilities to the Company’s business and because the Company’s net earnings from a facility are the same whether the Company consolidates it or not, the Company primarily analyzes its financial results by treating all facilities as though they were consolidated by the Company, a grouping the Company refers to as system-wide financial results. The Company believes that system-wide financial results provide a useful indicator of the underlying fundamentals of the business (see Statement of Income — Reconciliation of Non-GAAP Financial Measures) by providing more information about where the Company’s increase in earnings is coming from. Specifically, system-wide financial results demonstrate that an increase in revenues at Company facilities, together with the leveraging of facility-level expenses, led to increased earnings for the Company during the three months and nine months ended September 30, 2009, even though the Company’s reported revenues, which only include consolidated facilities, decreased compared with prior periods. The strong growth within the unconsolidated facilities reflects the success of the Company’s three-way joint venture model and the disproportionate investment that the Company has made in that model in recent years.
Third Quarter System-Wide Financial Results
     For the quarter ended September 30, 2009, system-wide net revenues increased 11% to $434.1 million from $392.7 million in the prior year period. This increase was primarily a result of a 7% increase in U.S. same-facility net revenue. System-wide operating income for the third quarter of 2009 increased 20% to $112.8 million from $93.7 million, and operating income margins were up 210 basis points to 26.0% from 23.9% in the prior year period.

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United Surgical Partners Announces Third Quarter 2009 Results

November 3, 2009
Nine Month System-Wide Financial Results
     For the nine months ended September 30, 2009, system-wide net revenues increased 9% to $1.3 billion from $1.2 billion in the prior year nine-month period. This increase was primarily a result of an 8% increase in U.S. same-facility net revenue. System-wide operating income for the nine months ended September 30, 2009, increased 21% to $341.2 million from $282.0 million, and operating income margins were up 260 basis points to 26.6% from 24.0% in the prior year nine-month period.
Revenue Analysis
     The revenues of the facilities operated by the Company increased on a year-over-year basis, but consolidated and system-wide revenues were also affected by other transactions and a strengthening U.S. dollar. The table below lists the key drivers of year-over-year changes in revenues.

	Three Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2009
	As Reported		As Reported
	Under		Under
	GAAP	System-Wide	GAAP	System-Wide
Total revenues, period ended September 30, 2008	$153,663	$392,714	$481,965	$1,173,989
Add: Revenue from acquired facilities	6,820	24,473	20,883	71,783
Less: Revenue of disposed facilities	—	(5,556)	—	(19,127)
Less: Revenue of deconsolidated facilities	(9,185)	—	(32,678)	—
Other payor adjustments	—	—	78	(7,985)
Impact of exchange rate	(4,076)	(4,076)	(19,941)	(19,941)

Adjusted base period	147,222	407,555	450,307	1,198,719
Operating growth	3,552	26,282	13,513	85,320
Non-facility based revenue	1,607	250	2,067	401

Total revenues, period ended September 30, 2009	$152,381	$434,087	$465,887	$1,284,440

Development Activity
     Year to date, the Company has added seven facilities and completed the sale of its interests in four facilities. The Company expects to add ten to 15 facilities in 2009 through a blend of de novo facilities and acquisitions. Currently, eight facilities are in development, of which one is under construction. In addition to the four divestitures, the Company deconsolidated the financial results of three facilities.
     Commenting on the results, William H. Wilcox, USPI’s chief executive officer, said, “We are generally pleased with our results of operations for the quarter, though somewhat disappointed in our same facility volume growth. From a development perspective, while our pace this year is slow compared with historical levels, we are quite optimistic about our acquisition and de novo opportunities. Finally, while we do not know the outcome of healthcare reform, our industry is well positioned as a high quality provider that yields significant savings to Medicare and its beneficiaries.”

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United Surgical Partners Announces Third Quarter 2009 Results

November 3, 2009
Impact of Adoption of SFAS No. 160
     Effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No. 51,” now codified in the FASB’s Accounting Standards Codification, Topic 810, Consolidation (“ASC 810”) which requires changes to the financial statement presentation. Net income attributable to noncontrolling interests, previously referred to as minority interests in the income of consolidated subsidiaries, is now reported after net earnings. This change results in pretax income being subtotaled before net income attributable to noncontrolling interests has been subtracted.
     In addition, a portion of the noncontrolling interests in the Company’s subsidiaries is now included as a component of total equity on the Company’s consolidated balance sheet. Cash flows related to noncontrolling interests are also classified differently under ASC 810. Cash flows from operating activities no longer include distributions of earnings to noncontrolling interests; under ASC 810 those amounts are classified within financing activities, as are certain amounts previously classified within investing activities. The impact of all of these presentation changes has been reflected in all periods presented.
     The live broadcast of USPI’s third quarter conference call will begin at 10:00 a.m. Eastern Time on November 4, 2009. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.earnings.com. Additional financial information pertaining to United Surgical Partners International may be found by visiting the Investor Relations section of the Company’s website.
     USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 169 surgical facilities. Of the Company’s 165 domestic facilities, 106 are jointly owned with not-for-profit healthcare systems. The Company also operates four facilities in London, England.
     The above includes forward-looking statements based on current management expectations. Numerous factors exist that may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) reduction in reimbursement from payors; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the Company’s significant leverage; (iv) geographic concentrations of certain of the Company’s operations; (v) risks associated with the Company’s acquisition and development strategies; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; and (viii) those risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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United Surgical Partners Announces Third Quarter 2009 Results

November 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except number of facilities)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues	$152,381	$153,663	$465,887	$481,965

Equity in earnings of unconsolidated affiliates	14,913	11,420	43,110	32,563

Operating expenses:
Salaries, benefits and other employee costs	44,223	45,172	130,089	138,820
Medical services and supplies	25,451	27,338	76,019	85,183
Other operating expenses	21,210	25,188	69,904	81,391
General and administrative expenses	9,609	9,766	29,708	29,933
Provision for doubtful accounts	2,674	2,146	7,553	5,956
Depreciation and amortization	8,745	8,856	26,610	27,702

Total operating expenses	111,912	118,466	339,883	368,985

Operating income	55,382	46,617	169,114	145,543
Interest expense, net	(17,069)	(20,474)	(51,123)	(62,602)
Other, net	(8,925)	(708)	(19,145)	(463)

Income from continuing operations before income taxes	29,388	25,435	98,846	82,478
Income tax benefit (expense)	24,123	(6,074)	9,504	(18,686)

Income from continuing operations	53,511	19,361	108,350	63,792
Discontinued operations, net of tax	—	(9)	—	(898)

Net income	53,511	19,352	108,350	62,894
Less: Net income attributable to noncontrolling interests	(14,807)	(11,911)	(47,207)	(41,269)

Net income attributable to USPI’s common stockholder	$38,704	$7,441	$61,143	$21,625

Supplemental Data:
Facilities operated at period end	167	158	167	158

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United Surgical Partners Announces Third Quarter 2009 Results

November 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	Sept. 30,	Dec. 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$156,543	$49,435
Accounts receivable, net of allowance for doubtful accounts of $8,691 and $11,544, respectively	53,047	57,213
Other receivables	18,148	17,070
Inventories	8,310	9,079
Deferred tax assets, net	17,094	—
Other	13,720	11,735

Total current assets	266,862	144,532

Property and equipment, net	191,633	201,824
Investments in unconsolidated affiliates	315,561	307,771
Goodwill and intangible assets, net	1,591,132	1,589,139
Other	25,582	24,897

Total assets	$2,390,770	$2,268,163

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$18,206	$22,194
Accrued expenses and other	211,488	136,688
Current portion of long-term debt	22,627	24,488

Total current liabilities	252,321	183,370

Long-term debt	1,047,233	1,073,459
Other liabilities	155,203	153,156

Total liabilities	1,454,757	1,409,985

Noncontrolling interests — redeemable	57,462	52,214

USPI stockholder’s equity	842,890	764,137
Noncontrolling interests — nonredeemable	35,661	41,827

Total equity	878,551	805,964

Total liabilities and equity	$2,390,770	$2,268,163

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United Surgical Partners Announces Third Quarter 2009 Results

November 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statements of Income — Reconciliation of Non-GAAP Financial Measures
(in thousands)
System-Wide Operating Results
USPI conducts the majority of its business through facilities that the Company accounts for under the equity method. Of the Company’s 167 facilities at September 30, 2009, the Company accounted for 106 under the equity method.
     Because the Company’s net earnings from a facility are the same whether the Company consolidates it or not, the primary way the Company analyzes its business ignores the distinction between consolidated versus equity method facilities. Viewing USPI’s business in this manner makes it easier to analyze the overall growth rate of its business and the operating margins of all the facilities driving the Company’s net earnings. The following tables depict USPI’s business as though it consolidated all of its facilities, which is a non-GAAP measure, and reconciles these system-wide results to the Company’s consolidated statements of income prepared under GAAP (see footnote explanations on page 9):

	Three Months Ended September 30, 2009
		Unconsolidated	Consolidation	As Reported
	System-Wide(1)	Affiliates(2)	Adjustments	Under GAAP
Revenues	$434,087	$(293,207)	$11,501	$152,381

Equity in earnings of unconsolidated affiliates	—	—	14,913	14,913

Operating expenses:
Salaries, benefits and other employee costs	115,614	(71,391)	—	44,223
Medical services and supplies	93,537	(68,086)	—	25,451
Other operating expenses	70,517	(60,808)	11,501	21,210
General and administrative expenses	9,609	—	—	9,609
Provision for doubtful accounts	10,584	(7,910)	—	2,674
Depreciation and amortization	21,390	(12,645)	—	8,745

Total operating expenses	321,251	(220,840)	11,501	111,912

Operating income	112,836	(72,367)	14,913	55,382

Interest income	609	(89)	—	520
Interest expense	(23,719)	6,130	—	(17,589)
Other, net	(8,087)	(838)	—	(8,925)

Total other expense, net	(31,197)	5,203	—	(25,994)

Income before income taxes	81,639	(67,164)	14,913	29,388
Income tax (expense) benefit	22,415	1,708	—	24,123

Net income	104,054	(65,456)	14,913	53,511
Less: Net income attributable to noncontrolling interests	(65,350)	—	50,543	(14,807)

Net income attributable to USPI’s common stockholder(6)	$38,704	$(65,456)	$65,456	$38,704

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United Surgical Partners Announces Third Quarter 2009 Results

November 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statements of Income — Reconciliation of Non-GAAP Financial Measures (Continued)
(in thousands)

	Nine Months Ended September 30, 2009
		Unconsolidated	Consolidation	As Reported
	System-Wide(1)	Affiliates(2)	Adjustments	Under GAAP
Revenues	$1,284,440	$(852,679)	$34,126	$465,887

Equity in earnings of unconsolidated affiliates	—	—	43,110	43,110

Operating expenses:
Salaries, benefits and other employee costs	334,574	(204,485)	—	130,089
Medical services and supplies	270,992	(194,973)	—	76,019
Other operating expenses	216,409	(180,631)	34,126	69,904
General and administrative expenses	29,708	—	—	29,708
Provision for doubtful accounts	27,453	(19,900)	—	7,553
Depreciation and amortization	64,084	(37,474)	—	26,610

Total operating expenses	943,220	(637,463)	34,126	339,883

Operating income	341,220	(215,216)	43,110	169,114

Interest income	2,625	(364)	—	2,261
Interest expense	(72,060)	18,676	—	(53,384)
Other, net	(16,968)	(2,177)	—	(19,145)

Total other expense, net	(86,403)	16,135	—	(70,268)

Income before income taxes	254,817	(199,081)	43,110	98,846
Income tax (expense) benefit	4,698	4,806	—	9,504

Net income	259,515	(194,275)	43,110	108,350
Less: Net income attributable to noncontrolling interests	(198,372)	—	151,165	(47,207)

Net income attributable to USPI’s common stockholder(6)	$61,143	$(194,275)	$194,275	$61,143

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United Surgical Partners Announces Third Quarter 2009 Results

November 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statements of Income — Reconciliation of Non-GAAP Financial Measures (Continued)
(in thousands)

	Three Months Ended September 30, 2008
		Unconsolidated	Consolidation		As Reported
	System-Wide(1)	Affiliates(2)	Adjustments		Under GAAP
Revenues	$392,714	$(248,691)	$9,640	(3)	$153,663

Equity in earnings of unconsolidated affiliates	—	—	11,420	(4)	11,420

Operating expenses:
Salaries, benefits and other employee costs	107,915	(62,743)	—		45,172
Medical services and supplies	80,134	(52,796)	—		27,338
Other operating expenses	70,254	(54,706)	9,640	(3)	25,188
General and administrative expenses	9,766	—	—		9,766
Provision for doubtful accounts	10,223	(8,077)	—		2,146
Depreciation and amortization	20,695	(11,839)	—		8,856

Total operating expenses	298,987	(190,161)	9,640		118,466

Operating income	93,727	(58,530)	11,420		46,617

Interest income	1,099	(414)	—		685
Interest expense	(27,676)	6,517	—		(21,159)
Other, net	157	(865)	—		(708)

Total other expense, net	(26,420)	5,238	—		(21,182)

Income from continuing operations before income taxes	67,307	(53,292)	11,420		25,435
Income tax expense	(7,405)	1,331	—		(6,074)

Income from continuing operations	59,902	(51,961)	11,420		19,361
Discontinued operations, net of tax	(9)	—	—		(9)

Net income	59,893	(51,961)	11,420		19,352
Less: Net income attributable to noncontrolling interests	(52,452)	—	40,541	(5)	(11,911)

Net income attributable to USPI’s common stockholder(6)	$7,441	$(51,961)	$51,961		$7,441

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United Surgical Partners Announces Third Quarter 2009 Results

November 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statements of Income — Reconciliation of Non-GAAP Financial Measures (Continued)
(in thousands)

	Nine Months Ended September 30, 2008
		Unconsolidated	Consolidation		As Reported
	System-Wide(1)	Affiliates(2)	Adjustments		Under GAAP
Revenues	$1,173,989	$(721,035)	$29,011	(3)	$481,965

Equity in earnings of unconsolidated affiliates	13	(13)	32,563	(4)	32,563

Operating expenses:
Salaries, benefits and other employee costs	319,016	(180,196)	—		138,820
Medical services and supplies	236,757	(151,574)	—		85,183
Other operating expenses	212,658	(160,278)	29,011	(3)	81,391
General and administrative expenses	29,933	—	—		29,933
Provision for doubtful accounts	29,496	(23,540)	—		5,956
Depreciation and amortization	64,192	(36,490)	—		27,702

Total operating expenses	892,052	(552,078)	29,011		368,985

Operating income	281,950	(169,026)	32,563		145,543

Interest income	3,841	(1,332)	—		2,509
Interest expense	(84,750)	19,639	—		(65,111)
Other, net	1,838	(2,301)	—		(463)

Total other expense, net	(79,071)	16,006	—		(63,065)

Income from continuing operations before income taxes	202,879	(152,964)	32,563		82,478
Income tax expense	(22,667)	3,981	—		(18,686)

Income from continuing operations	180,212	(148,983)	32,563		63,792
Discontinued operations, net of tax	(898)	—	—		(898)

Net income	179,314	(148,983)	32,563		62,894
Less: Net income attributable to noncontrolling interests	(157,689)	—	116,420	(5)	(41,269)

Net income attributable to USPI’s common stockholder(6)	$21,625	$(148,983)	$148,983		$21,625

(1)	Our system-wide statements of income treat all of our facilities as though they were consolidated subsidiaries. Our consolidated system-wide statement of income is not a measure defined under GAAP because it includes the revenues and expenses of entities we do not control and thus do not consolidate for financial reporting purposes under GAAP. We believe that system-wide revenues, expenses, and operating margins are important to understanding our business, since these measures include the health of the unconsolidated operating entities that comprise over 60% of our facilities. For example, these facilities’ growth in revenues directly affects our earnings in the form of management fees we earn for operating the facilities, as well as indicating the degree to which we are growing revenues and leveraging costs at these facilities, which are the key drivers of our net income. Our definition of system-wide statement of income may differ materially from similarly titled measures of other companies. Our system-wide net income attributable to USPI’s common stockholder is the same as our net income attributable to USPI’s common stockholder reported under GAAP.

(2)	Subtracts the aggregated revenues and expenses of our unconsolidated affiliates.

(3)	Our system-wide statements of income include consolidation entries that eliminate management fee revenues (on USPI’s financial records) and expenses (on the facilities’ financial records). Under GAAP, these consolidation entries need to be removed with respect to amounts charged to unconsolidated affiliates, as under GAAP these are not intercompany transactions with consolidated subsidiaries.

(4)	Records our share of the net income of our unconsolidated affiliates.

(5)	Our system-wide statement of income includes noncontrolling interest expense for the portion of investees’ earnings not owned by us. Under GAAP, there is no noncontrolling interest expense recorded with respect to unconsolidated affiliates.

(6)	As the net impact of items (2) through (5) is zero, system-wide net income attributable to USPI’s common stockholder equals the net income attributable to USPI’s common stockholder that we report under GAAP.

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United Surgical Partners Announces Third Quarter 2009 Results

November 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Key Operating Statistics

	Three Months Ended September 30,
	2009	2008	% Change

System-wide statistics (in thousands):
Revenue	$434,087	$392,714	10.5%
Operating income	112,836	93,727	20.4%

System-wide same-facility statistics(1):
United States(2)
Facility cases	185,817	181,880	2.2%
Net revenue/case	$2,122	$2,022	4.9%
Net revenue (in thousands)	$394,243	$367,801	7.2%
Facility operating income margin(3)	26.1%	24.5%	160 bps

United Kingdom
Adjusted admissions	5,668	5,752	(1.5%)
Net revenue/adjusted admission	$4,794	$5,368	(10.7%)
Net revenue/adjusted admission (at constant currency translation rates)(4)	$4,794	$4,663	2.8%
Net revenue (in thousands)	$27,171	$30,877	(12.0%)
Facility operating income margin(3)	22.7%	24.5%	(180) bps

Other:
Total consolidated facilities	60	60

EBITDA less noncontrolling interests(5) (in thousands):
GAAP operating income	$55,382	$46,617	18.8%
Depreciation and amortization	8,745	8,856

EBITDA	64,127	55,473
Net income attributable to noncontrolling interests	(14,807)	(11,915)

EBITDA less noncontrolling interests	$49,320	$43,558	13.2%

(1)	Excludes facilities in their first year of operations. Includes facilities accounted for under the equity method as well as consolidated facilities.

(2)	Statistics are included in both periods for current year acquisitions.

(3)	Calculated as operating income divided by net revenue.

(4)	Calculated using third quarter 2009 exchange rates. The Company believes net revenue per adjusted admission is an important measure of the United Kingdom operations and that using a constant currency translation rate more accurately reflects the trend of the business.

(5)	EBITDA and EBITDA less noncontrolling interests are not measures defined under GAAP. The Company believes EBITDA and EBITDA less noncontrolling interests are important measures for purposes of allocating resources and assessing performance. EBITDA, which is computed by adding operating income plus depreciation and amortization, is commonly used as an analytical indicator within the healthcare industry and also serves as a measure of leverage capacity and debt service ability. EBITDA less noncontrolling interests, which is computed by subtracting net income attributable to noncontrolling interests from EBITDA, adjusts both years’ EBITDA to reflect that the Company does not own 100% of each facility. EBITDA and EBITDA less noncontrolling interests should not be considered as measures of financial performance under generally accepted accounting principles, and the items excluded from EBITDA and EBITDA less noncontrolling interests are significant components in understanding and assessing financial performance. Because EBITDA and EBITDA less noncontrolling interests are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculation methods, EBITDA and EBITDA less noncontrolling interests as presented by United Surgical Partners International may not be comparable to similarly titled measures of other companies.

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